FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity Central Investment Portfolios LLC

Series Number	1
Fund	Fidelity High Income Central Fund 1
Trade Date	3/10/10
Settle Date	3/17/10
Security Name	CITIGROUP CAP XII 8.5% PFD
CUSIP	17315D204
Shares	69,570
Class Size	$80,000,000
% of Offering	0.09%
Underwriter Purchased From	Citigroup Global Markets Inc
Underwriting Members: (1)	Citigroup Global Markets Inc
Underwriting Members: (2)	Banc of America Securities LLC
Underwriting Members: (3)	J.P. Morgan Securities Inc.
Underwriting Members: (4)	Morgan Stanley & Co. Incorporated
Underwriting Members: (5)	UBS Securities LLC
Underwriting Members: (6)	Wells Fargo Securities, LLC
Underwriting Members: (7)	BNP Paribas Securities Corp
Underwriting Members: (8)	Barclays Capital Inc.
Underwriting Members: (9)	Credit Suisse Securities (USA) LLC
Underwriting Members: (10)	Deutsche Bank Securities Inc.
Underwriting Members: (11)	Fidelity Capital Markets, a division of National Financial Services LLC
Underwriting Members: (12)	Goldman, Sachs & Co.
Underwriting Members: (13)	HSBC Securities (USA) Inc.
Underwriting Members: (14)	Janney Montgomery Scott LLC
Underwriting Members: (15)	Jefferies & Company, Inc.
Underwriting Members: (16)	KKR Capital Markets LLC
Underwriting Members: (17)	Morgan Keegan & Company, Inc.
Underwriting Members: (18)	Oppenheimer & Co. Inc.
Underwriting Members: (19)	RBC Capital Markets Corporation
Underwriting Members: (20)	RBS Securities Inc.
Underwriting Members: (21)	Robert W. Baird & Co. Incorporated
Underwriting Members: (22)	Stifel, Nicolaus & Company, Incorporated
Underwriting Members: (23)	Aladdin Capital LLC
Underwriting Members: (24)	Blaylock Robert Van, LLC
Underwriting Members: (25)	Cabrera Capital Markets, LLC
Underwriting Members: (26)	CastleOak Securities, LP
Underwriting Members: (27)	Comerica Securities, Inc.
Underwriting Members: (28)	D.A. Davidson & Co.
Underwriting Members: (29)	Davenport & Company LLC
Underwriting Members: (30)	Fifth Third Securities, Inc.
Underwriting Members: (31)	Keefe, Bruyette & Woods, Inc.
Underwriting Members: (32)	KeyBanc Capital Markets Inc.
Underwriting Members: (33)	Loop Capital Markets LLC
Underwriting Members: (34)	MFR Securities, Inc.
Underwriting Members: (35)	Mesirow Financial, Inc.
Underwriting Members: (36)	Muriel Siebert & Co., Inc.
Underwriting Members: (37)	Samuel A. Ramirez & Co., Inc.
Underwriting Members: (38)	Sandler O'Neill & Partners, L.P.
Underwriting Members: (39)	The Williams Capital Group, L.P.
Underwriting Members: (40)	Toussaint Capital Partners, LLC
Underwriting Members: (41)	Wedbush Morgan Securities Inc.
Underwriting Members: (42)	William Blair & Company, L.L.C.